Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*         Stephen F.X. O'Neill**
Leslie L. Kapusianyk**   Michael H. Taylor**

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

101 Convention Center Drive
Suite 1200
Las Vegas, NV 89109

December 21, 1999

Brian Kathler, President
Viavid Broadcasting, Inc.
3955 Graveley Street
Burnaby, British Columbia, Canada V5C 3T4

Re: Viavid Broadcasting, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Viavid Broadcasting, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Incentive Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws;
(d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Plan is validly issued, fully paid and nonassessable.

Very truly yours,

CANE AND COMPANY, LLC

/s/ Michael Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


  *Licensed Nevada, California, Washington and Hawaii State Bars
                 ** British Columbia Bar only

Viavid Broadcasting, Inc.
December 21, 1999
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

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